Exhibit 10.2

                             CONTRIBUTION AGREEMENT

      THIS CONTRIBUTION AGREEMENT (this "Agreement"), dated as of November 8, 2005, is entered into by and among TrackPower, Inc., a Wyoming corporation ("TrackPower"), Southern Tier Acquisition, LLC, a New York limited liability company ("Southern Tier"), Nevada Gold & Casinos, Inc., a Nevada corporation ("Nevada Gold") and American Racing and Entertainment, LLC, a New York limited liability company ("American Racing"). The Parties to this agreement are collectively referred to as "Parties".

                                    RECITALS

      WHEREAS, the following actions have been taken prior to the date hereof:

      1. TrackPower and Southern Tier formed Tioga Downs Racetrack, LLC ("TDR"), which is 50% owned by TrackPower and 50% owned by Southern Tier. TrackPower and Southern Tier formed Vernon Downs Acquisition, LLC ("VDA"), which is 50% owned by TrackPower and 50% owned by Southern Tier.

      2. On June 21, 2004, TDR purchased the assets described in Exhibit "A" attached hereto and incorporated herein for all purposes (the "TDR Assets") from Tioga Park, LLC, Chapter 11 Debtor in Possession.

      3. On September 13, 2005, VDA submitted a Third Modified Amended Disclosure Statement in the Bankruptcy Court for the Northern District of New York relating to the Chapter 11 Petition filed by Mid-State Raceway, Inc. and Mid-State Development Corporation, and VDA has paid legal and consulting fees in the amount of $321,360 and has made loans to the debtor-in-possession of $1,889,000 ($475,000 of which was funded by a loan from Nevada Gold to TDR) (the "VDA Assets").

      4. On September 8, 2005, Nevada Gold made a loan to TDR in the amount of $1,125,000, of which $1,001,550 in principal is currently outstanding, and has agreed to make capital contributions to American Racing in an amount equivalent to the cash equity contributed by TrackPower and Southern Tier to VDA and TDR as more particularly provided in the Operating Agreement for American Racing (the "Nevada Gold Asset").

      WHEREAS, at the Effective Time, each of the following matters shall occur:

      1. TrackPower will contribute its 50% ownership interests in TDR and VDA (the "TrackPower Interests") to American Racing in exchange for a 25% ownership interest in American Racing to be held by TrackPower or an affiliate of TrackPower.

      2. Southern Tier will contribute its 50% ownership interests in TDR and VDA (the "Southern Tier Interests") to American Racing in exchange for a 25% ownership interest in American Racing to be held by Southern Tier or an affiliate of Southern Tier.

      3. Nevada Gold will contribute the Nevada Gold Asset to American Racing in exchange for a 50% ownership interest in American Racing to be held by Nevada Gold or an affiliate of Nevada Gold.

      NOW,  THEREFORE,   in  consideration  of  their  mutual  undertakings  and
agreements hereunder, the Parties undertake and agree as follows:

                                    ARTICLE 1

                                  CONTRIBUTION

      Section 1.1 Contribution by TrackPower to American Racing. TrackPower hereby contributes, grants, bargains, conveys, assigns, transfers, sets over and delivers to American Racing, its successors and assigns, for its use forever, all right, title and interest in and to the TrackPower Interests, and American Racing hereby accepts the TrackPower Interests as a contribution to the capital of American Racing.

      TO HAVE AND TO HOLD the TrackPower Interests unto American Racing, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject, however, to the terms and conditions stated in this Agreement, forever.

      Section 1.2 Contribution by Southern Tier to American Racing. Southern Tier hereby contributes, grants, bargains, conveys, assigns, transfers, sets over and delivers to American Racing, its successors and assigns, for its use forever, all right, title and interest in and to the Southern Tier Interests, and American Racing hereby accepts such interests as a contribution to the capital of American Racing.

      TO HAVE AND TO HOLD the Southern Tier Interests unto American Racing, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject, however, to the terms and conditions stated in this Agreement, forever.

      Section 1.3 Contribution by Nevada Gold to American Racing. Nevada Gold hereby contributes, grants, bargains, conveys, assigns, transfers, sets over and delivers to American Racing, its successors and assigns, for its use forever, all right, title and interest in and to the Nevada Gold Asset, and American Racing hereby accepts such interests as a contribution to the capital of American Racing.

      TO HAVE AND TO HOLD the Nevada Gold Asset unto American Racing, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject, however, to the terms and conditions stated in this Agreement, forever.

                                    ARTICLE 2

                               FURTHER ASSURANCES

      Section 2.1 Further Assurances. From time to time after the Effective Time, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and will do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate (a) more fully to assure that the applicable Parties own all of the properties, rights, title, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, or (b) more fully effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Agreement or intended to be and (c) more fully and effectively to carry out the purposes and intent of this Agreement.

                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

      Section 3.1 Representations of Parties Other than American Racing. Each of the Parties to this Agreement other than American Racing (the "Contributing Parties") hereby represents and warrants to American Racing and the other Parties as follows as of the date of this Agreement:

      (a) Such Contributing Party has been duly formed or incorporated, as the case may be, and is validly existing in good standing under the laws of its jurisdiction of formation or incorporation, as the case may be, with all corporate, limited liability company or partnership, as the case may be, power and authority necessary to own or hold its properties and conduct the businesses in which it is engaged and, to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and, as applicable, to assume the obligations and liabilities being assumed by it pursuant to this Agreement.

      (b) Such Contributing Party is duly registered or qualified to do business and is in good standing as a foreign corporation, limited liability company or limited partnership, as the case may be, in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification or registration.

      (c) All corporate, partnership and limited liability company action, as the case may be, required to be taken by such Contributing Party or any of their securityholders, partners or members for the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement has been validly taken.

      (d) This Agreement has been duly authorized, validly executed and delivered by such Contributing Party, and constitutes a valid and legally binding agreement of such Contributing Party, enforceable against such Contributing Party in accordance with its terms.

      (e) None of the (i) the execution, delivery and performance of this Agreement by such Contributing Party, or (ii) consummation of the transaction contemplated hereby (A) conflicts or will conflict with or constitutes or will constitute a violation of the certificate of limited partnership or agreement of limited partnership, certificate of formation or limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents of such Contributing Party, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of such Contributing Party is a party or by which such Contributing Party or any of its properties may be bound,
            (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any Governmental Authority or body having jurisdiction over such Contributing Party, or any of its properties or assets, or (D) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of such Contributing Party, which conflicts, breaches, violations, defaults or liens, in the case of clauses (B) or (D), would, individually or in the aggregate, have a material adverse effect on (i) the transaction contemplated by this Agreement, (ii) the business, properties or prospects of such Contributing Party, whether or not arising from transactions in the ordinary course of business or (iii) the ownership and use by American Racing of the assets and interests being transferred to American Racing hereunder. "Governmental Authority" means (i) the United States of America, (ii) any state, province, county, municipality or other governmental subdivision within the United States of America, (iii) any court or any governmental department, commission, board, bureau, agency or other instrumentality of the United States of America, or of any state, province, county, municipality or stockholder of the Contributing Party or American Racing or the assets of the Contributing Parties or American Racing.

      Section 3.2 Representations of TrackPower. TrackPower hereby represents and warrants to American Racing, Southern Tier and Nevada Gold as follows as of the date of this Agreement:

      (a) Immediately prior to the Effective Time of this Agreement, TrackPower owns 50% of the issued and outstanding ownership interests in each of TDR and VDA; such membership interests have been duly authorized and validly issued in accordance with the organizational documents agreement of each of TDR and VDA, as amended and/or restated on or prior to the Effective Time and TrackPower owns such ownership interests free and clear of all liens, encumbrances, contracts, liabilities, security interests, equities, charges or claims (collectively, "Liens").

      (b) The TDR Assets and the VDA Assets are free and clear of all Liens except as set forth in Exhibit "B" hereof.

      (c) As of the Effective Time, after giving effect to the transactions contemplated by this Agreement, American Racing will own 100% of the issued and outstanding ownership interests in TDR and VDA free and clear of all Liens.

      Section 3.3 Representations of Southern Tier. Southern Tier hereby represents and warrants to American Racing, TrackPower and Nevada Gold as follows as of the date of this Agreement:

      (a) Immediately prior to the Effective Time of this Agreement, Southern Tier owns 50% of the issued and outstanding ownership interests in each of TDR and in VDA; such ownership interests have been duly authorized and validly issued in accordance with the organizational documents of each of TDR and VDA, as amended and/or restated on or prior to the Effective Time and Southern Tier owns such membership interests free and clear of all Liens.

      (b) The TDR Assets and the VDA Assets are free and clear of all Liens except as set forth in Exhibit "B" hereof.

      (c) As of the Effective Time, after giving effect to the transactions contemplated by this Agreement, American Racing will own 100% of the issued and outstanding ownership interests in TDR and VDA free and clear of all Liens.

      Section 3.4 Representations of Nevada Gold. Nevada Gold hereby represents and warrants to American Racing, TrackPower and Southern Tier as follows as of the date of this Agreement:

      (a) Immediately prior to the Effective Time of this Agreement, Nevada Gold is the holder of 100% of the Nevada Gold Asset free and clear of all Liens.

      (b) As of the Effective Time, after giving effect to the transactions contemplated by this Agreement, American Racing will be the holder of 100% of the Nevada Gold Asset free and clear of all Liens.

                                    ARTICLE 4

                                 EFFECTIVE TIME

      The Effective Time of this Agreement shall be the date and time of execution of the Operating Agreement of American Racing by Nevada Gold, Southern Tier, and TrackPower, or their respective affiliates. Notwithstanding anything contained in this Agreement to the contrary, none of the provisions of Article 1 of this Agreement shall be operative or have any effect until the Effective Time, at which time all the provisions of Article 1 of this Agreement shall be effective and operative in accordance with Article 6, without further action by any party hereto.

                                    ARTICLE 5

                                 INDEMNIFICATION

      Section 5.1 Indemnification. Each Party (other than American Racing) (the "Indemnifying Party") shall and does hereby indemnify, defend and hold harmless American Racing and each other Party and its affiliates, officers, directors, employees, agents or independent contractors (the "Indemnified Persons") from and against any loss, cost, or damage whatsoever (including reasonable attorneys fees) resulting from any breach of the representations and warranties made by the Indemnifying Party under this Agreement, or any losses or expenses as a result of or in connection with any breach of this Agreement.

      Section 5.2. Procedures.

      (a) Promptly after the assertion of any claim by a third party which may give rise to a claim for indemnification from an Indemnifying Party under this Agreement, an Indemnified Person shall notify the
            Indemnifying Party in writing of such claim and advise the Indemnifying Party whether the Indemnified Person intends to contest such claim.

      (b) The Indemnified Person shall permit the Indemnifying Party to contest and defend against such claim, at the Indemnifying Party's expense, if the Indemnifying Party has confirmed to the Indemnified Person in writing that it agrees that the Indemnified Person is entitled to indemnification hereunder in respect of such claim, unless the Indemnified Person can establish, by reasonable evidence, that the conduct of its defense by the Indemnifying Party could be reasonably likely to prejudice such Indemnified Person due to the nature of the claims presented or by virtue of a conflict between the interests of such Indemnified Persons and such Indemnifying Party and another Indemnified Person whose defense has been assumed by the Indemnifying Party. Notwithstanding a determination by the Indemnifying Party to contest such claim, the Indemnified Person shall have the right to be represented by its own counsel and accountants at its own expense. In any case, the Indemnified Person shall make available to the Indemnifying Party and its attorneys and accountants, at all reasonable times during normal business hours, all books, records, and other documents in its possession relating to such claim. The party contesting any such claim shall be furnished all reasonable assistance in connection therewith by the other party (with reimbursement of reasonable expenses by the Indemnifying Party). If the Indemnifying Party fails to undertake the defense of or to settle or pay any such third-party claim within fifteen (15) days after the Indemnified Person has given notice to the Indemnifying Party advising the Indemnifying Party of such claim, or if the Indemnifying Party, after having given notice to the Indemnified Person that it intends to undertake the defense, fails forthwith to defend, settle or pay such claim, then the Indemnified Person may take any and all necessary action to dispose of such claim including, without limitation, the settlement or full payment thereof upon such terms as it shall deem appropriate, in its sole discretion.

      (c) The Indemnifying Party shall not consent to the terms of any compromise or settlement of any third-party claim defended by the Indemnifying Party in accordance herewith (other than terms related solely to the payment of money damages and only after the Indemnifying Party has furnished the Indemnified Person with such evidence as the Indemnified Person may reasonably request of the Indemnifying Party's capacity and capability (financial and otherwise) to pay promptly the amount of such money damages at such times as provided in the compromise or settlement) without the prior written consent of the Indemnified Person if as a result of such compromise or settlement such Indemnified Person could be adversely affected.

      (d) Any claim for indemnification under this Agreement which does not result from the assertion of a claim by a third party shall be asserted by written notice given by the Indemnified Person to the Indemnifying Party. Such Indemnifying Party shall have a period of thirty (30) days within which to respond thereto. If such
            Indemnifying Party does not respond within such thirty (30) day period, such Indemnifying Party shall be deemed to have accepted responsibility to make payment, and shall have no further right to contest the validity of such claim. If the Indemnifying Party does respond within such thirty (30) day period and rejects such claim in whole or in part, such Indemnified Person shall be free to pursue such remedies as may be available to such party under applicable laws, regulations, rules or orders.

      Section 5.3 Mitigation. Each Indemnifying Party and Indemnified Person shall use reasonable efforts and shall consult and cooperate with each other with a view towards mitigating claims, losses, liabilities, damages, deficiencies, costs and expenses that may give rise to claims for indemnification.

      Section 5.4 Payment. Each Indemnifying Party agrees to pay any amounts due hereunder (a) within ten (10) days of written notice in respect of its indemnity obligations which it has accepted or which it has been deemed to accept; (b) within five (5) days of any final adjudication by a court of competent jurisdiction of any indemnity obligations as to which it has not so accepted; and (c) as reasonable attorneys' fees and other costs of defense are incurred and invoiced.

      Section 5.5 Insurance. The indemnification provisions of this Article do not limit an Indemnified Person's right to recover under any insurance policy or other financial arrangement (including any self-insurance, trust fund, letter of credit, guaranty or surety). If, with respect to any liability, any Indemnified Person receives an insurance or other indemnification payment which, together with any indemnification payment made by the Indemnifying Party, exceeds the amount of such liability, then such Indemnified Person will immediately repay the indemnification payment (but only to the extent of such excess) to the Indemnifying Party.

                                    ARTICLE 6

                                  MISCELLANEOUS

      Section 6.1 Successors and Assigns. The Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

      Section 6.2 No Third Party Rights. The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

      Section 6.3 Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the Parties hereto.

      Section 6.4 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed wholly within such state without giving effect to conflict of law principles thereof.

      Section 6.5 Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

      Section 6.6 Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties. Each such instrument shall be reduced to writing and shall be designated on its face as an Amendment to this Agreement.

      Section 6.7 Integration. This Agreement and the instruments referenced herein (including the Operating Agreement) supersede all previous understandings or agreements among the Parties, whether oral or written, with respect to their subject matter. This document and such instruments contain the entire understanding of the Parties with respect to the subject matter hereof and thereof. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the Parties hereto after the date of this Agreement.

      Section 6.8 Bill of Sale; Assignment. To the extent required and permitted by applicable law, this Agreement shall also constitute a "bill of sale" or "assignment" of the assets and interests referenced herein.

      IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties hereto as of the date first above written.

NEVADA GOLD:

NEVADA GOLD & CASINOS, INC.

By:
   -------------------------------------
   H. Thomas Winn, President

TRACKPOWER:

TRACKPOWER, INC.

By:
   -------------------------------------
   John Simmonds
   Chairman

By:
   -------------------------------------
   Ed Tracy
   President and Chief Executive Officer

SOUTHERN TIER:

SOUTHERN TIER ACQUISITION, LLC

By:
   -------------------------------------
   Jeffrey Gural, Manager

AMERICAN RACING:

AMERICAN RACING AND ENTERTAINMENT, LLC

By its Board of Directors:

--------------------------
Ed Tracy

--------------------------
Jeffrey Gural

--------------------------
H. Thomas Winn

--------------------------
Jon Arnesen

                                   Exhibit "A"

                             Contribution Agreement

Certain real and personal property comprising the race track commonly known as "Tioga Downs" located at West River Road, Town of Nichols, County of Tioga, New York, consisting of four parcels totaling approximately 145 acres identified as Tax Map No. 158.00-3-40, Tax Map No. 158.00-3-51, Tax Map No. 158.00-3-52 and
Tax Map No. 158.00-3-53, together with certain personal property used in connection with said real property, cash and accounts, and intangible property constituting property of the Chapter 11 Bankruptcy Estate of Tioga Park, LLC, Case No. 03-60078.

                                   Exhibit "B"

                             Contribution Agreement

                                      LIENS

                               A. TIOGA CONTRACTS
                              CONSTRUCTION RELATED


1. May 18, 2005                     Contract for Artwork and Theming  Components
                                    for the interior of the Tioga Downs Racino between Artists Design Group and Newmark
                                    Realty.

2. September 9, 2004                Agreement  between Charles E. Coon and Sons,
                                    Inc. and Tioga Downs Racetrack LLC with regard to rebuilding the 5/8 mile racetrack.

3. November 15, 2004                Proposal  between  Lineburgs   Excavation  &
                                    Paving  and  Tioga  Downs   Racetrack,   LLC
                                    regarding the Race track site work

4. September 10, 2004 Proposal between Dennis Laninger's General Contracting Residential Roofing Specialist and Tioga Park Downs for roof re-construction on building

5. December 2, 2004

                                    Agreement and Waiver between Premier Utility
                                    Locating   and  Tioga   Downs   Raceway  for
                                    identifying  the  approximate   location  of
                                    privately owned underground facilities at the site location

6. May 5,  2005                     AIA Contract  between Tioga Downs Racetrack,
                                    LLC   and   Matco   Electrical   Corporation
                                    (Contractor)  and  McFarland-Johnson,   Inc.
                                    (Architect) for Cable Testing

7.  July 5, 2005                    Estimated  cash  flow  chart  for the  Tioga
                                    Racetrack  project  prepared for Tioga Downs
                                    Racetrack  and prepared by Newmark & Company
                                    Real Estate, Inc.

8. December 15, 2004                Fee Proposal prepared by  McFarland-Johnson,
                                    Inc.  to  provide  mechanical,   electrical,
                                    pluming and fire protection  engineering and
                                    for   Keystone    Associates    to   provide
                                    site/civil  engineering,  and  environmental
                                    for  Tioga  Park   complete   renovation  of
                                    property

9. January 7, 2005                  Proposal  for Traffic  Engineering  Services
                                    prepared by Newmark & Company  Real  Estate,
                                    Inc. for Tioga Park

10.  July  15,  2004                Proposal for  Integration  of Video  Lottery
                                    Terminals (Architectural, Interior Design and Theming) Design & Revitalization of
                                    Tioga Park  prepared by Climans  Green Liang
                                    Architects, Inc.

11. not specified                   Consulting  Agreement  between  Tioga  Downs
                                    Racetrack,   LLC  and  Jerry  Schweibel  for
                                    consulting services

12. November 8, 2004                Professional   Service   Agreement   between
                                    Newmark & Co Real Estate, Inc. and Navarro &
                                    Wright   Consulting   Engineers,   Inc.  for
                                    surveying services

13. March 23, 2005                  Agreement   between   owner  and   landscape
                                    architect  between  Newmark &  Company  Real
                                    Estate, Inc. and Trowbridge & Wolf Landscape
                                    Architects for the Tioga downs Racino for design for landscape

14. December 2004                   Structural   Engineering   Design   Services
                                    Consultant   Agreement   for   Services  for
                                    Development of Video Lottery Gaming Facility between Newmark & Company Real Estate, Inc.
                                    and Acres International Corporation.

15. June 28, 2005                   AIA Agreement  between Tioga Downs,  LLC, LP
                                    Ciminelli,  Inc.  and Climans  Green & Liang
                                    Architects   for  new   gaming   and  racing
                                    facility,  including  750 VLTs,  pari-mutuel
                                    and  simulcast   betting   parlors,   buffet
                                    dining, sports bar and multi-function rooms,
                                    new   14,000   sf   paddock   building   and
                                    significant site improvements.

                               B. TIOGA BANKRUPTCY

1. May 28, 2004                     Order  Approving  Disclosure  Statement  and
                                    Confirming   Joint   Chapter   11   Plan  of
                                    Reorganization for Debtor Tioga Park, LLC together with Asolare II, LLC and Southern
                                    Tier Acquisition, LLC.

2. May 17, 2004                     Order   Directing   Combined   Hearing   for
                                    Approval of Disclosure Statement and Hearing
                                    on   Confirmation  of  Chapter  11  Plan  on
                                    Consent  to  Amendment  of  Chapter  11 Plan
                                    Terms Combined with Notice of Confirmation for Tioga Park, LLC, Asolare II, LLC and
                                    Southern Tier Acquisition, LLC

3. March 10, 2004                   Joint Chapter 11 Plan of  Reorganization  of
                                    Tioga Park, LLC.

4. March 5, 2004                    Disclosure Statement of Tioga Park, LLC

5. Memorandum Agreement [this agreement and the consulting agreement with Hawkins is null and void as a result of a settlement between Tioga Downs Racetrack and the trustee]

6.                                  Assignment of Asolare II, LLC's  interest in
                                    Tioga Downs.

7.                                  Hawkins    Objections   to   the   Plan   of
                                    Reorganization.

8.                                  Proof  of   payment   of   Porter   Concrete
                                    Judgment.

9. Southern Tiers's Escrow account for payments made by Tioga Park.

10.                                 Satisfaction of Tioga Park mortgage.

11.                                 Satisfaction  of  Assignment  of Tioga  Park
                                    Leases.

12.                                 UCC-3's   filed  by  BSB  Bank  and  Reserve
                                    Capital.

                                   C. LAWSUITS

1. June 14, 2005                    All  Vernon  Acquisition,  LLC.  v. New York
                                    State  Division  of the  Lottery  and  Tioga
                                    Downs Racetrack, LLC

2. September 6, 2005                LaMar E. Bell v. Tioga Downs Racetrack, LLC

                         D. GAMING LICENSE APPLICATIONS

1. November 9, 2004                 Racetrack  License  Application  of James T.
                                    Towne, Jr.

2. November 15, 2004                Simulcast  Facility  License  Application of
                                    James T. Towne Jr.

                          E. TIOGA AND VERNON - GENERAL

1. January 1, 2005                  Consulting  Agreement  between Southern Tier
                                    Acquisition,  LLC.  c/o  Newmark  Realty and
                                    Crane  Consulting  Group,  LLC. for business
                                    and   political   consulting   services  and
                                    conducts lobbying of public officials

2. February 15, 2005                Consulting   Agreement   between   Mid-State
                                    Raceway, Inc. and Ed Tracy for consulting services

3. August 27, 2004                  Consulting  Agreement  between  Tioga  Downs
                                    Racetrack   LLC  and  Jerry   Schweibel  for
                                    consulting  services  related  primarily  to
                                    local   and  state   government   relations,
                                    technical requirements and employment issues

4. August 26, 2005                  Tioga Downs Race Track Employee List

5. May 25, 2005                     Engagement  Letter with  Innovation  Capital
                                    [this agreement is being modified]

6. September 2, 2005                Preliminary   Breakdown   of   Costs-to-Date
                                    relating to Tioga Downs and Vernon Downs and list of contracts (email from Jeff Gural)

7. September 3, 2005                Monthly  Management  reports for Tioga Downs
                                    from July 2004 through July 2005

8. September 2, 2005                $150,000  finders  fee to  Morton  Finder if
                                    Vernon is acquired

9. Articles of Organization and operating agreements for Asolare II, LLC, Tioga Downs Racetrack, LLC, Vernon Downs Racetrack, LLC.

10.                                 Certificate of Incorporation for Tioga Downs
                                    Management Co., Inc.

11. February 2, 2005                Application  for Ed Tracy's  employment  and
                                    supporting affidavits and exhibits.

12. March 3, 2005                   Order  approving  Ed Tracy's  employment  at
                                    Vernon Downs.

13.                                 Payroll for Tioga Downs.

14.                                 Deeds for Tioga Downs.

15.                                 Survey of Tioga Downs.

16.                                 Phase 1 Environmental Study for Tioga Downs.

17. Abstract of Title and updated Abstract of Title for Tioga Downs.

18.                                 September 10, 2005 Final SEQR  agreement for
                                    Tioga Downs.